     PAGE 4
                                                               FMC Corporation
                                                               Quarterly Report
                                                               on Form 10-Q for
                                                               June 30, 1999

Exhibit 15  Letter re: Unaudited Interim Financial Information
            --------------------------------------------------



FMC Corporation
Chicago, Illinois


Ladies and Gentlemen:

Re:     Registration Statements No. 33-10661, No. 33-7749, No. 33-41745, No. 33-
        48984, No. 333-18383, No. 333-24039, No. 333-69805 and No. 333-62683 on
        Form S-8 and Registration Statement No. 33-59543 on Form S-3.

With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated July 16, 1999 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


Very truly yours,



KPMG LLP

Chicago, Illinois
August 10, 1999